UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549

                                 FORM 8-K

                              CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities and Exchange
                              Act of 1934


     Date of Report (Date of earliest event reported)   November 29, 1999



                        THE SAN FRANCISCO COMPANY
          (Exact name of registrant as specified in its charter)


                 DELAWARE             0-10198              94-3071255
     (State or other jurisdiction   (Commission        (IRS Employer
      of incorporation)              File number)       Identification No.)


           550 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94111 (Address of principal executive offices)(Zip Code)


                               (415)781-7810
          (Registrant's telephone number, including area code)



                                   NONE
      (Former name or former address, if changed since last report.)


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                         THE SAN FRANCISCO COMPANY





Item 5.   OTHER EVENTS - Class A Common Stock Redemption and Retirement

     On November 22, 1999, the Company redeemed and retired 2,802,769 shares of Class A Common Stock ("Common Stock"), or 8.7% of total Common Stock outstanding. The redeemed shares were from the Trustee, Mr. Robb Evans, for the benefit of PT Gunung Agung. The redemption price was $0.71358 per share for a total of $2.0 million.

     As a result of the redemption and retirement, the Company's outstanding shares of Common Stock are as follows:

                                                 Common Stock   % Ownership
     Mr. Putra Masagung, beneficial owner         14,426,457        49.2%
     PT Gunung Agung, beneficial owner            13,798,076        47.1
          Shares held in a Voting Trust           28,224,533        96.3
     All other shareholders                        1,091,358         3.7
          Total Common Stock outstanding          29,315,891       100.0

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                         THE SAN FRANCISCO COMPANY




                                SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        THE SAN FRANCISCO COMPANY
                               (Registrant)





Date:    November 29, 1999         /s/ James E. Gilleran
                                   James E. Gilleran
                                   Chairman and Chief Executive Officer


Date:    November 29, 1999         /s/ Keary L. Colwell
                                   Keary L. Colwell
                                   Executive Vice President and Chief
                                   Financial Officer